UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As previously announced on February 28, 2005, Mr. Dale Medford, a member of the Board of Directors, the Executive Vice President, Chief Financial Officer and the Chief Administrative Officer of the Company retired from all positions and offices of the Company and its subsidiaries effective June 1, 2005. Mr. Medford had previously entered into agreements with the Company relating to benefits to be received upon a termination of employment in various circumstances. Pursuant to a Separation Agreement dated May 31, 2005 between the Company and Mr. Medford, the parties agreed that Mr. Medford's retirement was a termination without cause for purposes of these agreements, and Mr. Medford will receive the following benefits and payments: (i) a monthly life annuity benefit of $2,680.00; (ii) a salary continuation benefit in a lump sum payment, the present value of which is $1,271,172.00; (iii) a supplemental retirement benefit payable in a lump sum payment, the present value of which is $2,643,032.00; (iv) a deferred compensation benefit payable in a lump sum payment, the present value of which is $819,528.00; (v) a social security supplemental monthly life annuity benefit in the amount of $1,919.00 and (vi) a cash payment of $855,000 ($730,000 of which shall be made on December 1, 2005) and 6,000 shares of the Company's common stock. In addition, Mr. Medford is entitled to a pro rata portion of the amounts he would have received under the personal performance bonus and incentive bonus programs for fiscal year 2005 (using fiscal year 2004's personal bonus percentage). Mr. Medford is also eligible to receive benefits under the Company’s retiree medical plan which includes coverage for medical, prescription drugs, dental, vision and life insurance.

Also effective May 31, 2005, the Company entered into a Consulting Agreement with Mr. Medford pursuant to which he will receive a fee, payable on July 29, 2005 equal to $65,000 for services, consistent with his prior positions, performed during the period beginning on June 1, 2005 and ending on June 29, 2005. Thereafter, Mr. Medford will be retained, for a retainer amount equal to $20,000, payable on June 29, 2005, for certain telephonic advisory services relating to his prior positions with the Company for the period beginning on June 29, 2005 and ending on July 28, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

June 3, 2005	By:	Douglas M. Ventura

Name: Douglas M. Ventura
Title: General Counsel and Secretary